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                                                      Filed under Rule 424(b)(3)
                                                      File No. 333-31502

SUPPLEMENT NO. 1 TO PROSPECTUS DATED MARCH 22, 2000
(AS SUPPLEMENTED MARCH 22, 2000)

                              PACCAR FINANCIAL CORP.

                              MEDIUM-TERM NOTES, SERIES J

PRINCIPAL AMOUNT:             $300,000,000.00
ORIGINAL ISSUE DATE:          4/28/2000
MATURITY DATE:                4/26/2002
INITIAL INTEREST RATE:        To be Determined
INTEREST RATE INDEX:          3-Month LIBOR
SPREAD:                       Plus 10 Basis Points
INDEX SOURCE:                 Telerate page 3750
INDEX RESET FREQUENCY:        Quarterly on the 26th
INTEREST PAYMENT PERIOD:      Quarterly
INTEREST PAYMENT DATES:       Quarterly on the 26th of January, April,
                              July and October Subject to Modified Business Day
                              Convention as Defined by ISDA
ISSUE PRICE:                  99.80%
PROCEEDS TO COMPANY:          $299,400,000.00
COMMISSION/DISCOUNT:          0.20%
DAY COUNT CONVENTION:         Actual/360

FORM OF NOTE (CHECK ONE):     Book-Entry                       [ X ]

                              Certificate                      [   ]

AGENT/UNDERWRITER:            [X] Goldman, Sachs & Co.
                              [X] Merrill Lynch & Co.
                              [X] Morgan Stanley Dean Witter
                              [X] Banc of America Securities
                              [X] Salomon Smith Barney

DATED: APRIL 25, 2000

The Agents/Underwriters have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents/Underwriters at the time of resale.